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                      TABLE OF CONTENTS
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CONTRACT DATA PAGE					 Insert

DEFINITIONS
	Accumulation Phase					1
	Accumulation Unit 					1
	Annuitant						1
	Annuity Date						1
	Annuity Unit						1
	Beneficiary 						1
	Contract 						1
	Contract Year						1
	Income Phase 						1
	IRC							1
	Owner 							1
	Portfolios 						1
	Purchase Payment					1
	Separate Account					1
	Sub-Account 						1


THE ANNUITY CONTRACT

	ABOUT THE CONTRACT					2
	OWNER 							2
	ANNUITANT 						2
	BENEFICIARY 						3
		Change of Beneficiary				3


PURCHASE PAYMENT PROVISIONS
	PURCHASE PAYMENTS 				 	4
	ALLOCATION OF PURCHASE PAYMENTS		 		4
	ACCUMULATION UNITS				 	4

INVESTMENT OPTIONS
	Sub-Accounts						6
		Substitution of Shares				6
	CONTRACT VALUE 						6
	TRANSFERS						6
		Limits on Excessive Transfers 			6
CHARGES
	INSURANCE CHARGES					7
		Mortality and Expense Risk Charge		7
		Asset-Related Administration Charge		7
	ANNUAL ADMINISTRATION MAINTENANCE CHARGE		8
	SURRENDER CHARGE					8
	WAIVER OF SURRENDER CHARGE
	    UPON CONFINEMENT: PROVISIONS AND
	    RESTRICTIONS 					8
	WITHDRAWAL CHARGE					9
	TRANSFER CHARGE						9
	PREMIUM TAXES 						9
	INCOME OR OTHER TAXES 					9
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WITHDRAWAL PROVISIONS
	WITHDRAWALS 						10
		Repetitive Withdrawals 				10
ANNUITY PAYMENT PROVISIONS
	ANNUITY OPTIONS 					11
		Life Annuity 					11
		Life Annuity with Guaranteed Period		11
		Joint and Survivor Life Annuity 		11
		Automatic Option 				11
	ANNUITY PAYMENTS					12
		Fixed Annuity Payments				12
		Variable Annuity Payments			12
		Changing Sub-Account Elections after the
		  Annuity Date					13
DEATH BENEFIT PROVISIONS
	DEATH OF ANNUITANT Prior to the Annuity Date		14
	DEATH OF OWNER Prior to the Annuity Date		14
		Guaranteed Minimum Death Benefit		14
		Calculation of Death Benefit			14
		Limitation on Death Benefit			15
		Payment of Death Benefit			15
	DEATH OF ANNUITANT On or After the Annuity Date		16
	DEATH OF OWNER On or After the Annuity Date 		16

GENERAL PROVISIONS
	ACCOUNT STATEMENTS 					17
	ASSIGNMENT OF BENEFITS					17
	COMMUNICATIONS						17
	ESSENTIAL DATA						17
	EVIDENCE OF SURVIVAL					17
	INCONTESTABILITY					17
	JURISDICTION						17
	MISSTATEMENT OF AGE OR SEX				18
	NONPARTICIPATION					18
	SEPARATE ACCOUNT 					18
	STATE REQUIRED BENEFITS					18
	SUSPENSION OF ANNUITY PAYMENTS,
	   WITHDRAWALS, OR TRANSFERS 				18
	TERMINATION OF CONTRACT					18
	THE CONTRACT						18
	VOTING RIGHTS						19


ANNUITY PURCHASE RATE TABLES
	VARIABLE ANNUITY PURCHASE RATE TABLE 			20
	FIXED ANNUITY PURCHASE RATE TABLE			21

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                                   DEFINITIONS
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Accumulation Phase	The period between the date we allocate your first
			Purchase Payment and the Annuity Date.

Accumulation Unit 	A measurement used to calculate the value of a
			Sub-Account during the Accumulation Phase.


Annuitant 		The natural person(s) on whose life/lives annuity
			payments are based. You are the Annuitant unless you designate someone else before the Annuity
			Date.

Annuity Date		The date annuity payments begin under an annuity
			option.

Annuity Unit		A measurement used to calculate variable annuity
			payments during the Income Phase.

Beneficiary 		The person(s) named by the Owner and joint
			Owner, if any, to receive any death benefit
			payable in accordance with the provisions of
			this Contract.
Contract 		This Flexible Premium Deferred Variable Annuity.

Contract Year		A 12-month period starting on the contract date
			shown on your contract data page and each anniversary of that date.

Income Phase		The period beginning on the Annuity Date during
			which the payee receives annuity payments.

IRC 			The Internal Revenue Code of 1986, as amended.

Owner 			The person(s) or entity(ies) named on the contract
			application. The Owner has all ownership rights under this Contract.

Portfolios 		The variable investment options available under
			the Contract.

Purchase Payment 	An amount paid to Symetra for allocation under
			this Contract, less any premium tax due at the time this payment is made.

Separate Account 	A segregated asset account established under
			Washington law and shown on the contract data page.

Sub-Account		A division of the Separate Account for which
			Accumulation Units and Annuity Units are
			separately maintained. Each Sub-Account invests
			exclusively in a particular Portfolio.
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                           THE ANNUITY CONTRACT
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ABOUT THE		This Contract is an agreement between Symetra
CONTRACT		and you, the Owner, where we promise to pay an
			income in the form of annuity payments,
			beginning on the date you select, or a death benefit.
			When you are investing money, your Contract is in the Accumulation Phase. Once you begin receiving annuity payments, your Contract is in the Income
			Phase.

			You purchased this Contract with the initial Purchase Payment you paid, and the Contract became effective on the contract date, shown on your contract data page.

			The Contract is called a variable annuity because you allocate money among Sub-Accounts available within the Separate Account. The investment performance of the Sub-Account(s) you select may be positive or negative and affects the value of your Contract and the amount of any variable annuity payments.

OWNER 			The Owner is shown on the application, unless
			changed. On the contract date, the Owner must not have been older than the maximum issue age shown on the contract data page. The Owner may exercise all ownership rights under this Contract.

			If this Contract is owned by joint Owners, they must jointly exercise their ownership rights, unless we are directed otherwise by both joint Owners in writing. On the contract date, each joint Owner must not have been older than the maximum issue age shown on the contract data page. An Owner who is a non-natural person (for example, a corporation or a trust) may not name a joint Owner.

			You may change the Owner or joint Owner by sending us a signed and dated request. If you designate someone else as Owner, that person must not have been older than the maximum issue age on the contract date. Unless you specify otherwise, a change in ownership is effective as of the date you signed the notice of change, subject to any payments made or actions we may take prior to receipt of the notice.

ANNUITANT 		The Annuitant is/are the person(s) on whose
			life/lives annuity payments are based. You are the Annuitant unless you designate someone else before the Annuity Date. If you designate someone else as Annuitant, that person must not be older than the maximum issue age on the contract date and the maximum annuitization age when annuity payments begin. The maximum issue age and the maximum annuitization age are shown on the contract data page.

			An Owner who is a non-natural person may not change the Annuitant.

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BENEFICIARY 		The Beneficiary receives any death benefit payable
			in accordance with the provisions of this Contract.
			You initially name your Beneficiaries on the
			contract application.
Change of
Beneficiary 		You may change your Beneficiary designation at any
			time by sending us a signed and dated request.
			However, if a Beneficiary designation is irrevocable, that Beneficiary must consent in writing to any change. A new Beneficiary designation revokes any prior designation and is effective when signed by the Owner. We are not responsible for the validity of any Beneficiary designation nor for any actions we may take prior to receiving and recording a Beneficiary change.

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                          PURCHASE PAYMENT PROVISIONS
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PURCHASE		During the Accumulation Phase, you may make
PAYMENTS 		additional Purchase Payments. You may change the
			amount and frequency of Purchase Payments. The minimum dollar amounts are shown on the contract data page. If you stop making Purchase Payments, all benefits under this Contract continue until the contract value is completely withdrawn.

			Purchase Payments must be in lawful currency of the United States and submitted to our Home Office at [777 108th Avenue NE Suite 1200, Bellevue, WA 98004-5135], or [P.O. Box 3882, Seattle, WA
			98124-3882], or in a manner agreed to by Symetra.

			We reserve the right to reject any application by an Owner or Annuitant who is ineligible for this Contract, any incomplete application, any Purchase Payment which does not meet the minimum payment amount shown on the contract data page, and any Purchase Payment in excess of $1 million. If we do not accept a Purchase Payment, we will return it within five business days.

ALLOCATION OF		Your initial Purchase Payment will be allocated
PURCHASE 		according to your instructions on your application.
PAYMENTS 		Unless you tell us otherwise, subsequent
			Purchase Payments will be allocated in the same proportion as your most recent Purchase Payment
			(unless that was a Purchase Payment you
			directed us to allocate on a one-time-only basis).

			Once we receive your Purchase Payment, the allocation to the Sub-Accounts is effective and valued as of the next close of the New York Stock Exchange (NYSE). If for any reason the NYSE is closed when we receive your Purchase Payment, it will be valued as of the close of the NYSE on its next regular business day.

			When we are required to guarantee a return of Purchase Payments during the Right to Examine period, we reserve the right to initially apply amounts to the [Fidelity VIP Money Market Portfolio - Service Class 2] as shown on the cover page of this Contract. These amounts will then be allocated in the manner you selected, unless you have canceled the Contract.


ACCUMULATION		When you make Purchase Payments or transfers into
UNITS 			a Sub-Account, we credit your Contract with
			Accumulation Units. Similarly, when you request a withdrawal or a transfer of money from a Sub-
			Account, Accumulation Units are liquidated. In either case, the increase or decrease in the number of your Accumulation Units is determined by taking the dollar amount of the Purchase Payment, transfer, or withdrawal and dividing it by the value of an Accumulation Unit on the date the transaction occurs.

			We calculate the value of an Accumulation Unit for each Sub-Account after the NYSE closes each day. To determine the current Accumulation Unit value, we take the prior day's Accumulation Unit value and multiply it by the Net Investment Factor for the current day.

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			The Net Investment Factor is used to measure the
			daily change in Accumulation Unit value for each Sub-Account. The Net Investment Factor equals:

			- the net asset value per share of a Sub-Account at
			  the end of the current day plus the per share amount of any dividend or income distributions made by the Sub-Account that day; divided by
			- the net asset value per share of a Sub-Account at
			  the end of the prior day plus the per share amount of any dividend or income distributions made by the Sub-Account that day; minus
			- the daily insurance charges, expressed as a
			  percentage of the total net assets of the Sub-
			  Account.

			The value of an Accumulation Unit will usually go up or down from day to day.

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                                    INVESTMENT OPTIONS
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SUB-ACCOUNTS 		You may allocate money to the Sub-Accounts shown
			on the contract data page. We reserve the right to add, combine, restrict, or remove any Sub-
			Account as an investment option of this Contract.
			Sub-Accounts have different investment objectives.
			The investment performance of a Sub-
			Account may be positive or negative.



Substitution of 	If any shares of the Sub-Accounts are no longer
Shares			available, or if in our view no longer meet the
			purpose of the Contract, it may be necessary to substitute shares of another Sub-Account. We will seek prior approval of the Securities and Exchange
			Commission (SEC) to the extent required by law and give you notice before doing this.

CONTRACT VALUE		Your contract value is the sum of the values in the
			Sub-Accounts attributable to your Contract. We
			calculate this by:

			- adding all the Purchase Payments you invested;
			- subtracting the charges which have been
			  deducted;
			- subtracting the withdrawals you have made;
			- adjusting for each Sub-Account's gain or loss;
			- subtracting the amounts withdrawn for an annuity
			  option; and
			- subtracting the amounts withdrawn to pay the
			  death benefit.

TRANSFERS		During the Accumulation Phase, you can transfer
			money among the Sub-Accounts. The minimum amounts that can be transferred are shown on the contract data page. In each Contract Year a specified number of transfers are free of charge.
			Each additional transfer in a Contract Year may have a transfer charge. The number of free transfers and the transfer charge are shown on the contract data page.

			We reserve the right to modify, suspend, or terminate transfer privileges at any time if they violate the provisions outlined in the "Limits on Excessive Transfers" section of this Contract.

Limits on 		We may restrict or eliminate the right to make
Excessive 		transfers among Sub-Accounts if such rights are
Transfers 		executed by you, a market timing firm, or other
			third party authorized to initiate transfers or exchange transactions on your behalf. For example, we reserve the right to reject any transfer request if, in our judgment, you are engaging in a pattern of transfer that may disadvantage other contract owners or would cause a Sub-Account to be unable to invest effectively in accordance with its investment objectives and policies or would otherwise be potentially adversely affected. In addition, if we or any affected Sub-Account believes you are engaging in activity as described above or similar activity which will potentially hurt the rights or interests of other contract owners, we have the right to restrict the number of transfers you make.

			We will continue to monitor the transfer activity occurring among the Sub-Accounts and may modify these transfer restrictions at any time if we deem
			it necessary to protect the interest of all contract
			 owners. These modifications may include curtailing
			or eliminating, without notice, certain methods such
			as the use of the telephone to request transfers. Sub-Accounts offered in this Contract may have their own market timing policies and procedures and impose redemption fees for short-term investments in their Sub-Accounts. We have the right to deduct those redemption fees from your contract value.

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                                    CHARGES
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The following charges apply to your Contract:

INSURANCE		Each day we make deductions for our insurance
CHARGES 		charges. We do this as part of our calculation of the
			value of Accumulation Units and Annuity Units.
			The insurance charges are as follows:

Mortality and 		The mortality and expense risk charge is equal, on
Expense Risk 		an annual basis, to a percentage of the average daily
Charge 			net assets of each Sub-Account. The percentage is
			shown on the contract data page.

Asset-Related 		The asset-related administration charge is equal, on
Administration 		an annual basis, to a percentage of the average daily
Charge			net assets of each Sub-Account. The
			percentages are shown on the contract data page.

			The asset-related administration charge is determined at the start of each Contract Year. The contract value at the start of a Contract Year determines the applicable asset-related administration charge. The asset-related administration charge applies for the current Contract Year. The applicable charge may go up or down based on market conditions, deposits, withdrawals, and surrenders. It may be different for each Contract and each Contract Year.

ANNUAL 			The annual administration maintenance charge, shown
ADMINISTRATION 		on the contract data page, will be deducted from
MAINTENANCE		your Contract on the last day of each Contract
CHARGE 			Year and if you withdraw the entire contract value.
			The Sub-Account from which this charge is deducted is determined by the hierarchical order of the Portfolios shown on the contract data page.

			We will not deduct this charge if your contract value is at least equal to the amount shown on the contract data page when the deduction is to be made. During the Income Phase, we will not deduct this charge.

SURRENDER 		A surrender charge may be applied to any
CHARGE 			withdrawal from the Contract. The surrender charge
			is a percentage of the amount withdrawn. The surrender charge is based on the length of time each Purchase Payment has been in your Contract according to the schedule shown on the contract data page. We treat Purchase Payments as being withdrawn on a first in, first out basis. For purposes of applying the surrender charge, all withdrawals are assumed to come from Purchase
			Payments first.

			You can withdraw 10% of your contract value each Contract Year without a surrender charge. The determination of whether more than 10% of the contract value has been withdrawn is made at the time of surrender. If you take more than one withdrawal in a Contract Year, the previous withdrawals in the Contract Year are added to the current contract value to determine whether more than 10% of the contract value has
			 been withdrawn in that Contract Year.

			Surrender charges will not be assessed on the following:

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			- withdrawals, if the total amount withdrawn during
			  the Contract Year does not exceed 10% of the contract value;
			- withdrawals taken for payment of the annual
			  administration maintenance charge, withdrawal charges, transfer charges, or premium taxes;
			- repetitive withdrawals, if the withdrawals are
			  equal or substantially equal and are expected to deplete the contract value over your life expectancy or the joint life expectancy of you and your Beneficiary;
			-annuity payments; and
			- withdrawals taken on account of your death.

WAIVER OF		 Surrender charges will also not be assessed on
SURRENDER		 the following:
CHARGES UPON
CONFINEMENT:		- withdrawals taken after you have been confined to
PROVISIONS AND		  a hospital or nursing home for 30 consecutive days
RESTRICTIONS 		  if the withdrawal is taken:
				- during confinement; or
				- within 60 days after confinement ends.

			If you are confined to a hospital or nursing home on the contract date, you are not eligible for this waiver of surrender charges until after the first Contract Year.

			We may require proof of confinement. Proof of confinement may include a billing statement from the hospital or nursing home showing the dates of confinement and service or a certification of confinement signed by your attending physician.

			Hospital is defined in one of two ways:

			(1) a lawfully operated institution that is licensed
			     as a hospital by the Joint Commission of Accreditation of Hospitals; or
			(2) a lawfully operated institution that provides
			     in-patient treatment under the direction of a staff of physicians and has 24-hour per day nursing services.

			Nursing home is defined as a facility operated pursuant to state law that provides convalescent or chronic care for in-patients who, by reason of illness or infirmity, are unable to properly care for themselves.

			A physician (doctor) is a person licensed in the United States to practice the healing arts acting within the scope of his or her license in treating an injury or illness. It does not include the Owner, the Annuitant, or a member of the Owner'(s) or Annuitant'(s) family.

WITHDRAWAL		The withdrawal charge, shown on the contract data
CHARGE 			page, is deducted for each withdrawal after the first
			withdrawal in a Contract Year. This charge will be deducted from your remaining contract value, unless you tell us otherwise.

			We will not deduct this charge for annuity payments, repetitive withdrawals using electronic funds transfer (EFT), or if the entire contract value is withdrawn.

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TRANSFER CHARGE 	The transfer charge is deducted from your Contract
			for each transfer in excess of the number of free transfers allowed in a Contract Year. The transfer charge and the number of free transfers are shown on the contract data page.

			Scheduled transfers authorized by us as part of an investment strategy such as dollar cost averaging, appreciation sweep, Sub-Account rebalancing, or asset allocation programs do not count against your free transfers.

PREMIUM TAXES 		The contract data page shows whether or not
			premium tax is charged in your state as of the contract date.

INCOME OR OTHER 	Currently we do not pay income or other taxes on
TAXES 			earnings attributable to your Contract. However, if
			we ever incur such taxes, we reserve the right to deduct them from your Contract.

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                                WITHDRAWAL PROVISIONS
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WITHDRAWALS 		During the Accumulation Phase, you may withdraw
			part or all of your contract value. The minimum amount that can be withdrawn is shown on the contract data page.

			To take withdrawals, you must send a written request to our Home Office. Unless you tell us differently, partial withdrawals will be made pro rata from each Sub-Account. Once we receive your request, withdrawals from the Sub-Accounts will be effective as of the next close of the NYSE.

			A withdrawal may have a surrender charge, a withdrawal charge, and, if you withdraw the entire contract value, an annual administration maintenance charge.

Repetitive		You may request repetitive withdrawals of a
Withdrawals		predetermined amount on a monthly, quarterly, or
			annual basis by completing the appropriate form.

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                            ANNUITY PAYMENT PROVISIONS
-------------------------------------------------------------------------------

ANNUITY OPTIONS		The Income Phase will start no later than the
			maximum annuitization age shown on the contract data page, or an earlier date if required by law.
			During the Income Phase, the payee (you or someone you choose) receives regular annuity payments beginning on the Annuity Date.

			To start the Income Phase, you must notify us in writing at least 30 days prior to the date that you want annuity payments to begin. You may choose annuity payments under an annuity option described in this Contract or another annuity option that you want and that we agree to provide. You cannot start the Income Phase until the Contract has been in effect for at least one year. If the amount applied to an annuity option is less than $2,000, we may make payment in a lump sum where permitted by state law. We reserve the right to change the payment frequency if payment amounts would be less than $250.

			Switching to the Income Phase is irrevocable. Once you begin receiving annuity payments, you cannot switch back to the Accumulation Phase. You cannot add Purchase Payments, change or add an Annuitant, change the annuity option, or change between fixed and variable annuity payments.
			When the Contract switches to the Income Phase, the guaranteed minimum death benefit will no longer be applicable.

Life Annuity 		The payee receives monthly annuity payments as
			long as the Annuitant is living. Annuity payments stop when the Annuitant dies.

Life Annuity with	The payee receives monthly annuity payments for
Guaranteed 		the longer of the Annuitant's life or a guaranteed
Period 			period of five or more years as selected by
			you and agreed to by us. If the Annuitant dies before all guaranteed payments have been made, the rest will be made to the payee designated by the Owner.
			Annuity payments stop the later of the date the Annuitant dies or the date the last guaranteed payment is made.

			As an alternative to monthly payments, the Owner may elect to have the present value of the guaranteed variable annuity payments remaining as of the date the notice of death is received by us commuted at the assumed investment return of 4% and paid in a single payment.

Joint and 		The payee receives monthly annuity payments as
Survivor Life 		long as the Annuitant is living. After the Annuitant
Annuity			dies, the payee receives a specified percentage
			of each annuity payment as long as the joint
			Annuitant is living. You name the joint Annuitant and payment percentage at the time you elect this option. Annuity payments stop the later of the date the Annuitant dies or the date the joint Annuitant dies.

Automatic Option 	If you do not choose an annuity option at least 30
			days before the latest Annuity Date allowed under this Contract, we will make variable annuity payments under the Life Annuity with Guaranteed
			Period annuity option. The guaranteed period will be equal to 10 years.

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ANNUITY 		You can choose whether annuity payments will be
PAYMENTS		made on a fixed basis,  variable basis, or both.
			After the Annuity Date, you may not switch between fixed annuity payments and variable annuity payments.


Fixed Annuity 		The dollar amount of each fixed annuity payment will
Payments 		stay the same. Annuity payments will be determined
			by applying the contract value that you want to use to purchase fixed annuity payments to the Fixed
			Annuity Purchase Rate Table of this Contract, or the current rates at that time if more favorable to you. If premium taxes are required by state law, these taxes will be deducted before the annuity payments are calculated.

Variable Annuity	The dollar amount of each variable annuity payment
Payments		will vary depending on the investment performance
			of the Sub-Accounts that you selected. Unless we receive different instructions, variable annuity payments will be based on the investment allocations in place on the Annuity Date. Variable annuity payments will be determined as described below.

			First Variable Annuity Payment: The dollar amount of the first variable annuity payment is the sum of the payments from each Sub-Account determined by applying the contract value used to purchase variable annuity payments, as of the 15th day of the preceding month, to the Variable Annuity Purchase Rate Table of this Contract. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open. If premium taxes are required by state law, these taxes will be deducted before the annuity payment is calculated.

			Subsequent Variable Annuity Payments: The dollar amount of each subsequent variable annuity payment is the sum of the payments from each Sub-Account, which are determined by multiplying the number of Annuity Units credited for that Sub-Account by the Annuity Unit value of that Sub-Account as of the 15th of the month preceding the annuity payment.
			If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open.

				Number of Variable Annuity Units: The
				number of Annuity Units credited for each Sub-Account is the amount of the first annuity payment attributable to that Sub-Account divided by the value of the applicable Annuity Unit for that Sub-Account as of the 15th day of the month preceding the Annuity Date. The number of Annuity Units used to calculate the variable annuity payment each month remains constant unless you change Sub-Account elections.

				Value of Variable Annuity Units: The value of an Annuity Unit will usually increase or decrease from one month to the next. For each month after the first month, the value of an Annuity Unit of a particular Sub-Account is:

				-the value of that Annuity Unit as of the 15th
				  day of the preceding month (or the next
				  day that the NYSE is open);
				- multiplied by the Net Investment Factors
				  for that Sub-Account; and
				-divided by the Assumed Investment Factor
				 for the period.

				The Net Investment Factor is a number
				that represents the change in the
				Accumulation Unit value of a Sub-Account on successive days when the NYSE is open. The Net Investment Factor for any Sub-Account for any valuation day is determined by dividing the current Accumulation
				Unit value by the prior day's Accumulation
				Unit value. The Net Investment Factor will likely be different than the Assumed Investment Factor, and therefore the Annuity Unit value will usually increase or decrease.

				The Assumed Investment Factor for a one-day valuation period is 1.00010746. This factor neutralizes the assumed investment return of 4% in the Variable Annuity Purchase Rate Table.

			We guarantee that the dollar amount of each variable annuity payment made after the first payment will not be adversely affected by variations in actual mortality experience or actual expenses incurred in excess of the expense deductions provided for in the Contract.




Changing Sub-		If you have selected variable annuity payments, after
Account			the Annuity Date you may request to change Sub-
Elections after 	Account elections once a month. Changes will
the Annuity Date	affect the number of units used to calculate annuity
			payments.

-------------------------------------------------------------------------------
                             DEATH BENEFIT PROVISIONS
-------------------------------------------------------------------------------


DEATH OF		If the Annuitant is not an Owner and the Annuitant
ANNUITANT		dies before the Annuity Date, you must designate a
Prior to the Annuity	new Annuitant. If no designation is made within
Date 			30 days after we are notified of the Annuitant's
			death, you will become the Annuitant.

			If this Contract is owned by a non-natural person (for example, a corporation or trust), the death of the Annuitant will be treated as the death of the Owner. In this case, all references to "Owner" and "joint Owner" in these provisions are replaced by "Annuitant" and "joint Annuitant".

DEATH OF OWNER 		If any Owner dies before the Annuity Date, we will
Prior to the Annuity	pay a death benefit to the:
Date
			- surviving Owner; or if none, then
			- surviving primary Beneficiary(ies); or if none,
			 then
			-surviving contingent Beneficiary(ies); or if none,
			 then
			-the estate of the last Owner to die.

			If the death benefit is payable to the Owner's spouse, the spouse will have the option to continue the Contract and will then be the Owner of the Contract.

Guaranteed 		The guaranteed minimum death benefit is
Minimum Death 		initially equal to the first Purchase
Benefit			Payment. It is immediately increased by additional
			Purchase Payments and proportionately reduced for withdrawals. After such withdrawals, the guaranteed minimum death benefit will be recalculated by multiplying the prior guaranteed minimum death benefit by the ratio of the contract value after the withdrawal to the contract value before the withdrawal.

Calculation of 		If the Owner or older joint Owner is under age 75 at
Death Benefit		the time of death, the death benefit on the
			calculation date is the sum of:

			(1) the contract value; plus
			(2) any excess of the guaranteed minimum death
			     benefit over the contract value.

			If the Owner is age 75 or older at the time of death, the death benefit is the contract value.

			The guaranteed minimum death benefit is always calculated on the life of the oldest original Owner, as shown on the original application for this Contract. The amount payable on the death of any Owner other than the oldest original Owner will be the current contract value. If the oldest original Owner ceases to be an Owner of the Contract, the guaranteed minimum death benefit will be terminated.

			When determining (1) and (2) above, the calculations are based on the earlier of:

			- the date we receive proof of death and the first
			  election of how to take the death benefit payment; or
			- six months from the date of death.

			If we receive due proof of death and the first death benefit payment election within 6 months of the date of death: If the guaranteed minimum death benefit exceeds the contract value, we will add the difference to the contract value on the date we receive the required information so that the contract value will equal the guaranteed minimum death benefit. This additional amount will be allocated to the Sub-Accounts in the same proportion that Purchase Payments were last allocated. Thereafter, the contract value will be subject to investment performance and applicable charges until the date the death benefit is paid.

			If we receive due proof of death and the first death benefit payment election more than 6 months after the date of death: If the guaranteed minimum death benefit exceeds the contract value on the 6-month anniversary of the date of death, we will credit the difference with interest at the currently offered money market Sub-Account rate from the 6-month anniversary until the date we receive the required information. At that time we will allocate this additional amount, with the credited interest, to the Sub-Accounts in the same proportion that Purchase Payments were last allocated. Thereafter, the contract value will be subject to investment performance and applicable contract charges until the date payment is made.

Limitation on 		At most, one guaranteed minimum death benefit will
Death Benefit 		be paid during the life of the Contract. In addition,
			the maximum amount that we will add to the contract value is limited to $1 million. This limitation applies to any amount added to the contract value so that the contract value equals the guaranteed minimum death benefit.

Payment of Death 	To pay the death benefit, we need proof of death
Benefit			acceptable to us, such as a certified copy of a
			death certificate, plus written direction regarding how to pay the death benefit payment. If the death benefit is payable to an Owner's estate, we will pay it in a single payment.

			Upon receiving due proof of death we will credit interest at the rate required by law.

			The death benefit may be paid as:

			- a lump sum payment or series of withdrawals
			  that are completed within five years from the date of death; or
			- annuity payments made over life or life expectancy.
			  To receive annuity payments, this election must be made within 60 days from our receipt of proof of death. Annuity payments must begin within one year from the date of death. Once annuity payments begin, they cannot be changed.

			If a person entitled to receive a death benefit dies before the death benefit is distributed, we will pay the death benefit to that person's named beneficiary or, if none, to that person's estate.

DEATH OF 		If the Annuitant is not the Owner and dies after the
ANNUITANT		Annuity Date, then we will continue paying any
On or After the 	remaining annuity payments to the payee
Annuity Date 		designated by the Owner.

DEATH OF OWNER		If the Owner dies after the Annuity Date, any
On or After the		amounts paid will depend on the annuity option
Annuity Date 		then in effect. The right to change the payee for
			remaining annuity payments is determined as follows:

			- the surviving Owner; or if none, then
			- the surviving primary Beneficiary(ies); or if
			  none, then
			- the surviving contingent Beneficiary(ies); or if
			  none, then
			- the estate of the last Owner to die.

-------------------------------------------------------------------------------
                                GENERAL PROVISIONS
-------------------------------------------------------------------------------

ACCOUNT 		At least once each calendar year we will furnish you
STATEMENTS 		with a statement with a date not more than four
			months prior to the mailing date showing your contract value or, if applicable and required by law, your Annuity Units and the Annuity Unit values.

ASSIGNMENT OF		You may assign your rights under this Contract unless
BENEFITS 		restricted by applicable law. If this Contract is
			assigned, we will treat it as a change of ownership and all rights will be transferred. The new Owner must not have been older than the maximum issue age on the contract date. We are not bound by any assignment unless it is in writing. We are not responsible for the validity of any assignment.
			Assignments are effective on the date the notice of assignment is signed by the Owner, subject to all payments made and actions taken by us before a signed copy of the assignment form is received by us at our Home Office.

COMMUNICATIONS 		All written communications to you will be addressed
			to you at your last known address on
			file with Symetra.

			All written communications to Symetra must be addressed to Symetra at its Home Office at [777 108th Avenue NE Suite 1200, Bellevue, Washington 98004-5135] or [P.O. Box 3882,
			Seattle, Washington 98124-3882].

ESSENTIAL DATA 		You and each person entitled to receive benefits
			under this Contract must provide us with any information we need to administer this Contract. We are entitled to rely exclusively on the completeness and accuracy of data furnished by you, and we will not be liable with respect to any omission or inaccuracy.


EVIDENCE OF 		When any payments under this Contract depend
SURVIVAL 		upon any person being alive on a given date, we may
			require satisfactory proof that the person is living before making such payments.

INCONTESTABILITY 	This Contract and any rider(s) or endorsement(s)
			presently attached to this Contract are incontestable as to the material facts of the application for the Contract and to the representations of the Owner after such Contract has been in force during the lifetime of the Owner for two years from its date of issue. If any rider or endorsement subsequently attached to this Contract provides supplemental benefits that the Owner applied for after the Contract was issued, such rider or endorsement is incontestable as to the material facts of the application for the supplemental benefit and to the representations of the Owner after such rider or endorsement has been in force during the lifetime of the Owner for two years from its date of issue.

JURISDICTION 		In the event of a dispute, the laws of the jurisdiction
			in which the Contract is delivered will apply.

MISSTATEMENT OF		We may require satisfactory proof of correct age or
AGE OR SEX		sex at any time.

			- If annuity payments are based on life or life
			  expectancy and the age or sex of any Annuitant has been misstated, annuity payments will be based on the corrected information. Underpayments will be made up in a lump sum with the next scheduled payment. Overpayments will be deducted from future payments until the total is repaid. We will not credit interest on underpayments or charge interest on overpayments.
			- If the age of any Annuitant or Owner has been
			  misstated, the amount of any death benefit payable will be determined based on the correct age of the Annuitant or Owner.

NONPARTICIPATION 	This Contract is nonparticipating, which means
			it will not share in any distribution of profits, losses, or surplus of Symetra.

SEPARATE ACCOUNT	The Separate Account holds the assets that
			underlie the contract values invested in the Sub-
			Accounts. The assets in the Separate Account are the property of Symetra. However, assets in the Separate Account that are attributable to Contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains and losses (realized and unrealized), resulting from assets in the Separate Account are credited to or charged against the Separate Account without regard to other income, gains or losses of Symetra.

STATE REQUIRED		The benefits of this Contract will not be less than
BENEFITS 		the minimum benefits required by any statute of
			any state in which this Contract is delivered.

SUSPENSION OF 		We may be required to suspend or postpone
ANNUITY PAYMENTS,	payment of annuity payments, withdrawals, or
WITHDRAWALS, OR		transfers from the Sub-Accounts for any period of
TRANSFERS		time when:

			- the NYSE is closed (other than customary weekend
			  or holiday closings);
			- trading on the NYSE is restricted;
			- an SEC declared emergency exists such that
			  disposal of or determination of the value of the Sub-Account shares is not reasonably practicable; or
			- the SEC, by order, so permits for your protection.

TERMINATION OF 		This Contract will terminate when Symetra has
CONTRACT		completed all of its duties and obligations under
			the Contract.

THE CONTRACT 		The Contract, contract data page, and contract
			application, as may be amended, and any
			endorsements are the entire Contract. Only an authorized officer of Symetra may change this Contract. Any change must be in writing. Symetra reserves the right to change the provisions of this Contract to conform to any applicable law, regulation, or ruling issued by a government agency.

VOTING RIGHTS 		Symetra is the legal owner of the Portfolios' shares.
			However, when a Portfolio solicits proxies in connection with a shareholder vote, we are required to ask you for instructions as to how to vote those shares. All shares are voted in the same proportion as the instructions we received.
			Should we determine that we are no longer required to comply with the above, we will vote the shares in our own right. In addition, we may disregard shareholder voting instructions:

			-if required by regulatory officials if such instructions
			 would require us to vote the shares so as to cause a change in sub-classification or investment objectives of one or more of the Portfolios, or to approve or disapprove an investment advisory agreement;
			-if such instructions would require changes in the
			 investment objective or investment advisor of a Portfolio or be inconsistent with the investment objectives of a Portfolio;
			-vary from the general quality and nature of
			 investments and investment techniques used by other Portfolios with similar investment objectives and underlying other variable contracts offered by Symetra Life or of an affiliated insurance company;
			 or
			-violate state or federal law.

			If we disregard voting instructions, we will notify contract owners of our actions and of our reasons for doing so in our next semi-annual report.

-------------------------------------------------------------------------------
                           ANNUITY PURCHASE RATE TABLES
-------------------------------------------------------------------------------


                     VARIABLE ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Variable Annuity Purchase Rate Table are based upon the Annuity
2000 Mortality Table projected using a generational approach with an initial projection of 20 years. An age setback of 1 year will be used if the annuity payments begin in the year 2013-2022, 2 years if the annuity payments begin in the year 2023-2032, and an additional 1-year setback for each additional 10 years. The assumed investment return in the table is 4.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by Symetra upon request.

                    Consideration Required to Purchase $1 of Monthly Variable Annuity*

 	Life Annuity 		Life Annuity		Life Annuity		Joint & Survivor**
	No Period Certain	5 Years Certain		10 Years Certain		5 Years
										Life	Certain
Age	Male	Female		Male 	Female		Male	Female		Annuity	and Life
60     $197.53 $212.16 	       $198.19 $212.54 	       $200.20 $213.72 	       $230.94 $230.94
61 	193.64 	208.52 		194.37  208.94 		196.57 	210.24 		227.76 	227.76
62 	189.65 	204.77 		190.44 	205.23 		192.88	206.66 		224.45 	224.46
63 	185.55 	200.90 		186.42 	201.42 		189.13 	202.98 		221.03 	221.04
64 	181.35 	196.93 		182.31 	197.50 		185.33 	199.22 		217.48 	217.50
65 	177.06 	192.84 		178.12 	193.47 		181.50 	195.37 		213.81  213.83
66 	172.68 	188.65 		173.87 	189.33 		177.63 	191.43 		210.02  210.04
67 	168.23 	184.34 		169.56 	185.09 		173.76 	187.42 		206.09 	206.12
68	163.72	179.91 		165.22 	180.74 		169.88 	183.34 		202.05 	202.08
69 	159.18 	175.37 		160.85 	176.29 		166.01 	179.20 		197.88 	197.92
70 	154.60 	170.71 		156.48 	171.73 		162.17 	175.01 		193.59 	193.64
71 	150.02 	165.94 		152.11 	167.08 		158.37 	170.78 		189.18 	189.24
72 	145.44 	161.07 		147.76 	162.36 		154.62 	166.52 		184.66 	184.74
73 	140.86	156.11		143.42 	157.57 		150.93 	162.26 		180.03 	180.13
74 	136.27	151.08 		139.09 	152.73 		147.30 	158.01 		175.30 	175.43
75 	131.68 	145.99 		134.77 	147.87		143.74 	153.79 		170.48 	170.63
76	127.09 	140.88 		130.49 	143.00 		140.26 	149.63 		165.58 	165.76
77 	122.51 	135.74 		126.25 	138.13 		136.87 	145.54 		160.59 	160.83
78 	117.95 	130.59 		122.05 	133.29 		133.58 	141.54 		155.55 	155.83
79 	113.42 	125.44 		117.92 	128.46		130.42 	137.65 		150.44 	150.79
80 	108.93 	120.28 		113.85 	123.67 		127.38 	133.89 		145.29 	145.72
81 	104.49 	115.13 		109.87 	118.94 		124.48 	130.28 		140.10 	140.62
82 	100.10 	110.01 		105.98 	114.28 		121.74 	126.86 		134.89 	135.53
83 	 95.78 	104.94 		102.19 	109.72 		119.16 	123.63 		129.67 	130.45
84 	 91.53 	 99.92 		 98.50 	105.28 		116.75 	120.62 		124.46 	125.41
85 	 87.36	 94.99 		 94.94 	100.98 		114.50 	117.82 		119.27 	120.42
86 	 83.26 	 90.15 		 91.50   96.85 		112.41 	115.23 		114.12 	115.52
87 	 79.24   85.43 		 88.21   92.92		110.47 	112.85 		109.02 	110.72
88 	 75.30 	 80.83 		 85.06   89.19 		108.68 	110.66 		103.99 	106.04
89 	 71.50 	 76.43 		 82.09   85.70 		107.04 	108.66 		 99.07 	101.53
90 	 67.84 	 72.24		 79.28 	 82.44 		105.56 	106.88 		 94.29   97.19

*  The consideration shown refers to the net value of the Portfolios used to purchase a variable annuity after premium taxes or other applicable charges are deducted. For example, if the Annuitant is a 65-year old male, a Life Annuity initially equivalent to a monthly income of $1,000 will cost $177,060. However, because this is a variable annuity, the dollar amount of this monthly income is not guaranteed and may increase or decrease.

** Annuitant and joint Annuitant are assumed to be the same age. The rate table for the Joint & Survivor is calculated based on 100% of annuity payments to the surviving Annuitant.

                                       FIXED ANNUITY PURCHASE RATE TABLE


MORTALITY TABLE USED: The rates in the Fixed Annuity Purchase Rate Table are based upon the Annuity
2000 Mortality Table projected using a generational approach with an initial projection of 20 years. The effective interest rate assumed in the table is 2.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by Symetra upon request.

                                  Consideration Required to Purchase $1 of Monthly Fixed Annuity*

	Life Annuity 		Life Annuity		Life Annuity		Joint & Survivor**
	No Period Certain	5 Years Certain		10 Years Certain		5 Years
										Life	Certain
Age	Male	Female		Male 	Female		Male	Female		Annuity	and Life
60     $255.94 $279.92	       $256.65 $280.33	       $258.98 $281.70	       $311.12	$311.13
61 	249.36 	273.38 		250.13 	273.83 		252.70 	275.34 		304.87 	 304.88
62	242.72	266.76 		243.56 	267.26 		246.40 	268.91 		298.51	 298.52
63	236.01	260.05 		236.93 	260.60 		240.09 	262.42 		292.04 	 292.05
64	229.25	253.27 		230.27 	253.88 		233.78 	255.88 		285.46	 285.48
65 	222.44 	246.42 		223.57 	247.09 		227.50 	249.29 		278.79   278.81
66 	215.61	239.50 		216.87 	240.23 		221.25 	242.67 		272.02 	 272.04
67 	208.76	232.51 		210.18 	233.31 		215.06 	236.02 		265.15 	 265.18
68 	201.92 	225.45 		203.52 	226.33 		208.93 	229.36 		258.20	 258.23
69	195.12	218.32 		196.91 	219.30 		202.90 	222.69 		251.16	 251.21
70	188.37 	211.14 		190.37 	212.22 		196.98 	216.04 		244.06	 244.11
71 	181.68 	203.90 		183.91 	205.12 		191.19 	209.41 		236.88 	 236.95
72	175.07 	196.62 		177.54 	198.00 		185.53 	202.84 		229.66 	 229.74
73	168.55 	189.33 		171.28 	190.88 		180.01 	196.34 		222.38 	 222.49
74	162.10 	182.04 		165.10 	183.81 		174.64 	189.94 		215.08 	 215.21
75	155.71 	174.78 		159.01 	176.79 		169.43 	183.67 		207.75 	 207.91
76 	149.41 	167.58 		153.04 	169.85 		164.39 	177.55 		200.41 	 200.61
77 	143.20	160.44 		147.18 	163.00 		159.52 	171.61 		193.08 	 193.33
78 	137.08 	153.39 		141.45 	156.26 		154.85 	165.86 		185.77 	 186.08
79	131.07 	146.41 		135.87 	149.64 		150.39 	160.32 		178.49 	 178.87
80	125.19 	139.52 		130.43 	143.14 		146.14 	155.02 		171.25 	 171.71
81 	119.42	132.74 		125.16 	136.80 		142.13 	149.99 		164.06 	 164.63
82 	113.80 	126.08 		120.06 	130.63 		138.35 	145.25 		156.95 	 157.64
83	108.31 	119.55 		115.13 	124.65 		134.83 	140.82 		149.93 	 150.77
84	102.96 	113.18 		110.38 	118.89 		131.56 	136.71 		143.01	 144.03
85	 97.76 	106.98 		105.83 	113.37 		128.54 	132.93 		136.21	 137.45
86	 92.70 	100.97 		101.48 	108.12 		125.74 	129.45 		129.54	 131.05
87 	 87.79 	 95.16 		 97.34 	103.14 		123.18 	126.28 		123.02	 124.85
88 	 83.02 	 89.57 		 93.42	 98.48 		120.82 	123.38 		116.67 	 118.88
89 	 78.46   84.26 		 89.74	 94.14 		118.68 	120.77 		110.53 	 113.17
90 	 74.10 	 79.24 		 86.28 	 90.11 		116.76 	118.46 		104.61 	 107.73

*  The consideration shown refers to the net value used to purchase a fixed annuity after premium taxes or other applicable charges are deducted. For example, if the Annuitant is a 65-year old male, a Life Annuity which provides a guaranteed monthly income of $1,000 will cost $222,440.

** Annuitant and joint Annuitant are assumed to be the same age. The rate table for the Joint & Survivor is calculated based on 100% of annuity payments to the surviving Annuitant.

       INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                       NON-PARTICIPATING